EXHIBIT 10.5

TIANCI INTERNATIONAL, INC.

DIRECTOR RETAINER AGREEMENT

THIS DIRECTOR RETAINER AGREEMENT (“Agreement”) is entered into by and between TIANCI INTERNATIONAL, INC., a Nevada corporation (“Corporation”) and Yee Man Yung(“Director”) as of August 27, 2021.

WHEREAS, Director is a duly elected as a director of the Corporation in accordance with the Corporation’s bylaws; and

WHEREAS, the Corporation wishes to set forth the terms and conditions pursuant to which Director shall serve as a director;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	Services Provided.

Director agrees, subject to Director’s continued status as a director as determined by the Board of Directors of the Corporation (“Board”) and its stockholders (if applicable), to serve as a member of the Board and, subject to Director’s appointment thereto, the (1) Audit Committee, (2) Compensation Committee and (3) Nominating/Governance Committee of the Board (each a “Committee”) and to provide those services (“Services”) required of a director and Committee member under the Corporation’s certificate of incorporation and bylaws (“Charter and Bylaws”), as both may be amended from time to time, and under the corporate law of the State of Nevada, the federal securities laws and other state and federal laws and regulations, as applicable.

Director agrees to cooperate with the Corporation and its attorneys, both during and after the termination of this Agreement, in connection with any litigation or other proceeding arising out of or relating to matters of which Director was involved prior to the termination of this Agreement. Director's cooperation shall include, without limitation, providing assistance to Corporation’s counsel, experts and consultants, and providing truthful testimony in pretrial and trial or hearing proceedings. In the event that Director’s cooperation is requested after the termination of this Agreement, Corporation will (x) seek to minimize interruptions to Director’s schedule to the extent consistent with its interests in the matter; and (y) reimburse executive for all reasonable and appropriate out-of-pocket expenses actually incurred by Director in connection with such cooperation upon reasonable substantiation of such expenses.

Director agrees that Director will not testify voluntarily in any lawsuit or other proceeding which directly or indirectly involves Corporation, or any affiliated companies, or which may create the impression that such testimony is endorsed or approved by Corporation or its affiliated companies, without advance notice (including the general nature of the testimony) to and, as such testimony is without subpoena or other compulsory legal process the approval of, the Corporation’s general counsel.

2.	Nature of Relationship.

Director is an independent contractor and will not be deemed an employee of the Corporation for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise. Except as authorized by the Board of Directors or the Corporation’s Charter and Bylaws, or as allowed by law, Director shall not hold himself out as an agent of the Corporation or enter into any agreement or incur any obligations on the Corporation’s behalf. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries or related companies) and Director. Director specifically acknowledges that the term of service provided by this Agreement is set forth in Section 7 below.

1

3.	Corporation Information.

The Corporation will supply to Director, at the Corporation’s expense:

a.	periodic briefings on the business and operations of the Corporation;

b.	“director packages” (which will include but will not be limited to, for example, meeting agendas and Corporation reports) for each Board and Committee meeting, at a reasonable time before each meeting;

c.	Copies of minutes of all requested stockholders’, directors’ and Committee meetings;

d.	Any other materials that are required under the Charter and Bylaws or the charter of any Committee on which the Director serves; and

e.	Any other materials which may, in the reasonable judgment of Corporation, be necessary for performing the Services.

4.	Representations, Warranties and Covenants of Director.

4.1	Director agrees to provide complete and accurate information and to permit Corporation to perform a full background investigation. Accordingly, Director represents and warrants that the information provided to the Corporation regarding Director’s experience, background and expertise is truthful, accurate and complete.

4.2	Director represents and warrants that the performance of the Services will not violate any agreement to which Director is a party, compromise any rights or trust between any other party and Director, or create a conflict of interest.

4.3	Director agrees not to enter into any agreement during the term of this Agreement that will create a conflict of interest with this Agreement.

4.4	Director agrees to comply with all applicable state and federal laws and regulations, including Section 10 and Section 16 of the Securities and Exchange Act of 1934 and the rules promulgated thereunder.

5.	Compensation.

5.1	Retainer. The Corporation shall pay Director a cash retainer of one thousand and three hundred USdollar (USD1300.00) per calendar month during Director’s period of Service (“Retainer”), payable in accordance with the Corporation’s normal and customary practices.

5.2	Expenses. The Corporation will reimburse Director for reasonable expenses incurred in the performance of the Services promptly upon submission of invoices and receipts for such expenses in a form reasonably acceptable to the Corporation, provided that such expenses are approved in writing in advance. Such approval by the Corporation shall not be unreasonably withheld or delayed. Director’s expenses shall not be reimbursable hereunder if those expenses do not qualify for reimbursement under the Charter and Bylaws.

2

6.	Indemnification.

6.1	The Corporation has previously executed, or shall execute concurrently with the execution of this Agreement, an Indemnity Agreement with Director substantially in the form attached hereto as Exhibit A.

7.	Term and Termination.

7.1	This Agreement shall be effective beginning on the date hereof and continuing until the last day of Director’s current term as a director of the Corporation, unless earlier terminated as provided in this Section. This Agreement shall automatically renew upon the date of Director’s reelection as a director of the Corporation.

7.2	The term of service as a Director under this Agreement is as specified in the bylaws of the Corporation, unless earlier terminated as provided in this Section.

7.3	Director may at any time, and for any reason, resign from such position subject to any other contractual obligation or any obligation imposed by operation of law.

7.4	Director may be removed from the Board or any Committee, with or without cause.

7.5	This Agreement shall automatically terminate upon the death or disability of Director or upon his resignation or removal from the Board. For purposes of this Section, “disability” shall mean the inability of Director to perform the Services for a period of at least fifteen (15) consecutive days.

7.6	In the event of any termination of this Agreement, Director agrees to return any materials received from the Corporation pursuant to Section 3 of this Agreement except as may be necessary to fulfill any outstanding obligations hereunder. Director agrees that the Corporation has the right of injunctive relief to enforce this provision.

7.7	Upon termination of this Agreement, the Corporation shall promptly pay Director all unpaid compensation due, pursuant to Section 5 above, and expense reimbursements incurred, if any, as of the date of termination, upon receipt of reasonable documentation.

8.	Proprietary Information, Inventions and Non-Competition.

Director shall, concurrently with the execution of this Agreement, enter into a Proprietary Information, Inventions and Non-Competition Agreement with the Corporation substantially in the form attached hereto as Exhibit B.

9.	Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

3

10.	General.

10.1	Governing Law and Venue. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. The Corporation and Director hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the State of Nevada (the “Nevada Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.

10.2	Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand or sent by overnight courier or e-mail to:

Corporation:

TIANCI INTERNATIONAL, INC.

No. A1111, Huafeng Financial Port, 1003, Xin’an Sixth Road, Bao’an District, Shenzhen, Guangdong Province, P.R.C

Attn: Chief Executive Officer

Fax: _ ________

e-mail: _______

Director: Yee Man Yung Fax: _______________________________ email:

10.3	Severability. In the event that any provision of this Agreement is held to be unenforceable under applicable law, this Agreement will continue in full force and effect without such provision and will be enforceable in accordance with its terms.

10.4	Survival of Obligations. Notwithstanding the expiration or termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, Corporation’s obligation to make any fees and expense payments) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

10.5	Entire Agreement. This Agreement, along with the Exhibits referenced herein that may be previously or contemporaneously executed, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understanding other than this Agreement relating to the subject matter hereof.

10.6	Amendment and Waiver. This Agreement may be amended only by a written agreement executed by the parties hereto. No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.

4

10.7	Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

[The remainder of this page has been intentionally left blank. Signature page(s) to follow]

5

IN WITNESS WHEREOF, the undersigned have executed this Director Retainer Agreement as of the date first written above.

TIANCI INTERNATIONAL, INC.

By:
Printed Name:	Zhigang Pei
Title:	Chief Executive Officer

DIRECTOR

By:
Printed Name:	Yee Man Yung

6

EXHIBIT A

INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”) is effective as of August 27, 2021, by and between TIANCI INTERNATIONAL, INC., a Nevada corporation (the “Company”), and _Yee Man Yung__ (“Indemnitee”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.

WHEREAS, the Articles of Incorporation and Bylaws of the Company require indemnification of the officers and Board of Directors of the Company (the “Board”). Indemnitee may also be entitled to indemnification pursuant to the Nevada Revised Statutes (“NRS”). The Articles of Incorporation and Bylaws of the Company and the NRS expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the Articles of Incorporation and Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s Articles of Incorporation and Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve as a director of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue to allow Indemnitee to serve as a director. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee may be removed as a director at any time for any reason, with or without cause, in accordance with the Company’s Articles of Incorporation, its Bylaws, the NRS and any agreement between Company and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Company.

7

Section 2. Definitions. As used in this Agreement:

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(a)(i), 2(a)(iii) or 2(a)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 2(a), the following terms shall have the following meanings:

(A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(B) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(C) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

8

(b) “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.

(e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or of any action or inaction on his part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee or agent of another corporation, partnership, joint venture, trust or fiduciary of the Company or any other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(h) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

9

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that his conduct was unlawful.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Nevada Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify Indemnitee against all Expenses actually and reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b) For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i) to the fullest extent permitted by the provision of the NRS that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the NRS; and

10

(ii) to the fullest extent authorized or permitted by any amendments to or replacements of the NRS adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 8. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, except (i) to the extent that amounts are thereafter “clawed back” or otherwise under dispute and (ii) as may be otherwise agreed upon by the Company in writing;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of the Proceeding) prior to its initiation (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) such Proceeding is initiated by Indemnitee to enforce his rights under this Agreement.

Section 9. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance the expenses incurred by Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be so included), whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8.

Section 10. Procedure for Notification and Defense of Claim.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or under any other agreement (including, without limitation, the Company’s Certificate of Incorporation and Bylaws), and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights hereunder, except to the extent (solely with respect to the indemnity hereunder) that such failure or delay materially prejudices the Company. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

11

Section 11. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct.

12

(b) If the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 12(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 11(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within forty-five (45) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or (vi) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court, selected pursuant to Section 22, to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator through the Judicial Arbitration and Mediation Service (“JAMS”). Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

13

(b) In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

Section 14. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Nevada law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

14

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise except (i) to the extent that amounts are thereafter “clawed back” or otherwise under dispute and (ii) as may be otherwise agreed upon by the Company in writing.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding (including any appeal) commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. The Company shall require and shall cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to, by written agreement, expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

15

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to:

No. A1111, Huafeng Financial Port, 1003,

Xin’an Sixth Road, Bao’an District,

Shenzhen, Guangdong Province, P.R.C

Attn: Chief Financial Officer

or to any other address as may have been furnished to Indemnitee by the Company.

Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Superior Court of the State of Nevada (the “Nevada Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.

Section 23. Coverage. This Agreement shall apply with respect to Indemnitee’s service as a director of the Company prior to the date of this Agreement.

Section 24. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

16

Section 25. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

TIANCI INTERNATIONAL, INC. By: ______________________________ Name: Zhigang Pei Its: Chief Executive Officer	INDEMNITEE _______________________________________ Address: __________________________ __________________________

17

EXHIBIT B

PROPRIETARY INFORMATION, INVENTIONS AND NON-COMPETITION AGREEMENT

This PROPRIETARY INFORMATION, INVENTIONS and NON-COMPETITION AGREEMENT (the “Agreement”) is made and entered into as of August 27, 2021 (the “Effective Date”), by and between TIANCI INTERNATIONAL, INC., a Nevada corporation (“Corporation”) and _Yee Man Yung___ (“Director”).

RECITALS

WHEREAS, the parties desire to assure the confidential status and proprietary nature of the information which may be disclosed by Corporation to the Director; and

AGREEMENT

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.	Nondisclosure.

1.1 Recognition of Corporation’s Rights; Nondisclosure. At all times during the period of time Director serves as a member of the board of directors of the Corporation (“Service Period”) and provides the necessary and requested services in such capacity (“Services”), Director will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Corporation’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with Service to the Corporation, or unless the Corporation expressly authorizes such disclosure in writing. Director will obtain Corporation’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Services and/or incorporates any Proprietary Information. Director hereby assigns to the Corporation any rights Director may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Corporation and its assigns.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Corporation, including that which Director may produce in service to the Corporation. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, pricing strategies, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other service providers of the Corporation.

1.3 Third Party Information. Director understands, in addition, that the Corporation has received and in the future will receive from third parties, including clients, customers, consultants, licensees or affiliates, confidential or proprietary information (“Third Party Information”). Director understands that the Corporation has a duty to maintain the confidentiality of such Third Party Information and to use it only for certain limited purposes. During the Service Period and thereafter, Director will hold Third Party Information in the strictest confidence and will not disclose Third Party Information to anyone (other than Corporation personnel who need to know such information in connection with their work for the Corporation) or use Third Party Information (except in connection with the performance of Director’s Services for the Corporation), unless expressly authorized by the Corporation in writing.

18

1.4 No Improper Use of Information of Prior Employers and Others. During the Service Period, Director will not improperly use or disclose any confidential information or trade secrets, if any, of any former or current employer or any other person to whom Director has an obligation of confidentiality, and Director will not bring onto the Corporation premises any unpublished documents or any property belonging to any former or current employer or any other person to whom Director has an obligation of confidentiality unless consented to in writing by that former or current employer or person. In the performance of his duties, Director will only use information which is generally known and used by persons with training and experience comparable to his own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Corporation.

2.	Assignment of Inventions.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secrets, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2 Prior Inventions. Inventions, if any, patented or unpatented, which Director made prior to the commencement of the Service Period are excluded from the scope of this Agreement. To preclude any possible uncertainty, Director has set forth on Attachment B (Previous Inventions) attached hereto a complete list of all Inventions that Director has or caused to be (alone or jointly with others) conceived, developed or reduced to practice prior to the commencement of the Service Period, that Director considers to be his property or the property of third parties and that Director wishes to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If such disclosure would cause Director to violate any prior confidentiality agreement, Director shall not list such Prior Inventions in Attachment B but only disclose a cursory name for each such Invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Attachment B for such purpose. If no such disclosure is attached, Director represents that there are no Prior Inventions. If, during the Service Period, Director incorporates a Prior Invention into a Corporation product, process or machine, the Corporation is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, Director agrees that he will not incorporate, or permit to be incorporated, Prior Inventions in any Corporation Inventions without the Corporation’s prior written consent.

2.3 Assignment of Inventions. Subject to Sections 2.4 and 2.6, Director hereby assigns, and agrees to assign in the future when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable, to the Corporation all right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Director, either alone or jointly with others, during the Service Period. Inventions assigned to the Corporation, or to a third party as directed by the Corporation pursuant to this Section 2, are hereinafter referred to as “Corporation Inventions.”

2.4 Non-assignable Inventions. This Agreement does not apply to an Invention which the Director developed entirely on his or her own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

•	Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or

•	Result from any Services performed by the Director for the Company.

2.5. Limited Exclusion Notification. Director has reviewed the notification on Attachment A (Limited Exclusion Notification) and agrees that his signature acknowledges receipt of the notification.

19

2.6 Obligation to Keep Corporation Informed. During the Service Period, and for twelve (12) months after termination of the Service Period, Director will fully disclose in writing to the Corporation all Inventions authored, conceived or reduced to practice by Director, either alone or jointly with others, within no more than thirty (30) days after creation. In addition, Director will disclose to the Corporation all patent applications filed within a year after termination of the Service Period by Director, or on his behalf, within no more than thirty (30) days after filing. At the time of each such disclosure, Director will advise the Corporation in writing of any Inventions that he believes fully qualify for exemption under Section 2.4 of this Agreement, and Director will, at that time, provide all written evidence necessary to substantiate that belief. The Corporation will keep in confidence and will not use for any purpose or disclose to third parties without Director’s consent any confidential information disclosed in writing to the Corporation pursuant to this Agreement relating to Inventions that qualify fully for exemption under the provisions of Section 2.4 of this Agreement. Director will preserve the confidentiality of any Invention that does not fully qualify for exemption under Section 2.4 of this Agreement.

2.7 Works for Hire. Director acknowledges that all original works of authorship which are made by Director (solely or jointly with others) within the scope of Service and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101) and shall be the sole property of the Corporation.

2.8 Enforcement of Proprietary Rights. Director will assist the Corporation, or its nominee, to obtain and enforce United States and foreign Proprietary Rights relating to Corporation Inventions in any and all countries, and such Proprietary Rights and Corporation Inventions shall be and remain the sole and exclusive property of the Corporation, or its nominee, whether or not patented or copyrighted. Accordingly, Director will promptly execute, verify and deliver such documents and perform such other acts (including appearances as a witness and assistance or cooperation in legal proceedings) as the Corporation may reasonably request in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. This obligation shall survive and continue beyond the termination of the Service Period, but the Corporation shall compensate Director at a reasonable rate after his termination for the time actually spent providing such assistance.

2.9 Appointment of Corporation as Agent. If, after reasonable effort, the Corporation is unable to secure Director’s signature on any document needed in connection with the actions specified herein, Director hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as Director’s agents and attorneys-in-fact, which appointment is coupled with an interest, to act for and in Director’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Agreement with the same legal force and effect as if executed by Director. Director hereby waives and quitclaims to the Corporation any and all claims, of any nature whatsoever, which Director now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Corporation.

3.	Records.

Director agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Corporation) of all Proprietary Information developed by Director and all Inventions made by Director during the Service Period, which records shall be available to and remain the sole property of the Corporation at all times.

4.	Non-Competition Obligation.

Director agrees that during the Service Period, Director will not provide any services or engage in any employment or business activity which is competitive with, or would otherwise conflict with, Director’s Service to the Corporation, without the Corporation’s express written consent. Director agrees further that during the Service Period and for two (2) years after the termination of the Service Period, Director will not, either directly or through others, use trade secret information of the Company to solicit or attempt to solicit any customer, vendor, employee, independent contractor or consultant of the Corporation to terminate his or her relationship with the Corporation in order to become a customer, vendor, employee, consultant or independent contractor to or for any other person or entity including, without limitation, Director.

20

5.	Non-Solicitation With the Corporation.

Director covenants and agrees that, for a period of two (2) years following termination of the Service Period, Director will not use trade secret information of the Corporation to solicit or engage in competitive business with Corporation’s existing or potential vendors or customers at the time of his separation from the Corporation and Director will not encourage or solicit any customer, vendor, employee or consultant to leave the Corporation for any reason.

6.	No Conflicting Obligation.

Director represents that his performance of all the terms of this Agreement and as a Director to the Corporation does not and will not breach any agreement to keep information acquired by Director prior to the Service Period in confidence or trust. Director has not entered into, and agrees he will not enter into, any agreement either written or oral in conflict herewith.

7.	Return of Corporation Documents.

Upon termination of the Service Period, Director will deliver to the Corporation any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing, comprising or disclosing any Corporation Inventions, Proprietary Information and Third Party Information. Director further agrees that any property situated on the Corporation’s premises and owned by the Corporation, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Corporation at any time with or without notice. Prior to leaving, Director will cooperate with the Corporation in completing and signing the Corporation’s termination statement, which will include, at a minimum, the certifications set forth in Attachment C.

8.	Legal and Equitable Remedies.

Because Director’s services are personal and unique and because Director may have access to and become acquainted with the Proprietary Information of the Corporation, the Corporation shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Corporation may have for a breach of this Agreement.

9.	Notices.

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or, if sent by certified or registered mail, three (3) days after the date of mailing.

10.	General Provisions.

10.1 Governing Law; Consent to Personal Jurisdiction; Attorney’s Fees. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. The Corporation and Director hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the State of Nevada (the “Nevada Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (iii) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.

21

10.2 Severability. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3 Successors and Assigns. This Agreement will be binding upon Director’s heirs, executors, administrators and other legal representatives and will be for the benefits of the Corporation, its successors, and its assigns.

10.4 Survival. Director agrees that the provisions of this Agreement shall survive the termination of the Service Period and the assignment of this Agreement by the Corporation to any successor-in-interest or other assignee, regardless of the reason or reasons for termination and whether such termination is voluntary or involuntary.

10.5 Nature of Relationship. This Agreement shall not be deemed nor does it create an employment contract between the Corporation (or any of its subsidiaries or related companies) and Director. Director is an independent contractor and shall not be deemed an employee of the Corporation for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or any other purpose. Director’s term of service is defined in Section 7 of the Director Retainer Agreement between Director and the Company signed concurrently herewith.

10.6 Waiver. No waiver by the Corporation of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Corporation of any right under this Agreement shall be construed as a waiver of any other right. The Corporation shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 Advice of Counsel. Director acknowledges that, in executing this Agreement, Director has had the opportunity to seek the advice of independent legal counsel, and Director has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

10.8 Modification. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Director and the Corporation. Director agrees that any subsequent change or changes in Director’s duties, salary, or compensation shall not affect the validity or scope of this Agreement.

10.9 Entire Agreement. The obligations of this Agreement shall apply to any time during which Director previously provided service, or will in the future provide service, to the Corporation as a consultant or agent if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The headings in this Agreement are used for convenience only and are not to be considered a part of this Agreement or be used to interpret the meaning of any part of this Agreement.

10.10 Counterparts. This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

[The remainder of this page has been intentionally left blank. Signature page(s) to follow]

22

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT ATTACHMENT B TO THIS AGREEMENT. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

Dated:	August 27, 2021

By:

Printed Name:	Yee Man Yung

ACCEPTED AND AGREED TO:

TIANCI INTERNATIONAL, INC.

By:

Its:	Chief Executive Officer

23

ATTACHMENT A

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you that the foregoing Agreement between you and the Corporation does not require you to assign or offer to assign to the Corporation any invention that you developed entirely on your own time without using the Corporation’s equipment, supplies, facilities or trade secret information except for those inventions that either:

1. Relate at the time of conception or reduction to practice of the invention to the Corporation’s business or actual or demonstrably anticipated research or development of the Corporation;

2. Result from any Services performed by you for the Corporation.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Corporation and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

By:

Date:

WITNESSED BY:

(Zhigang Pei)

24

ATTACHMENT B

TO:	[ ]

FROM:

DATE:

SUBJECT:	Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my provision of service to TIANCI INTERNATIONAL, INC., a Nevada corporation (the “Corporation”), that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Corporation:

☐	No inventions or improvements.

☐	See below:

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement Party(ies)	Relationship

1.

2.

3.

☐	Additional sheets attached.

25

ATTACHMENT C

CERTIFICATIONS

[Fill Out ONLY Upon Termination of Relationship]

I certify that I do not have in my possession, nor have I failed to return, any records, documents, computer disks, tapes or printouts, sound recordings, customer lists, photographs, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, samples, prototypes, models or material containing, comprising or disclosing any Corporation Inventions, Third Party Information or Proprietary Information of the Corporation, its successors and assigns.

I further certify that I have complied with and will continue to comply with all the terms of the Proprietary Information and Inventions Agreement signed by me with the Corporation, including the reporting of any Inventions conceived or made by me covered by such agreement.

I further agree that in compliance with the Proprietary Information and Inventions Agreement, I will preserve as confidential all trade secrets, confidential information, Proprietary Information, Inventions, Third Party Information, Proprietary Rights and Corporation Inventions, as well as any other subject matter pertaining to any business of the Corporation or any of its clients, customers, consultants, licensees, or affiliates.

Date

26